Exhibit 99.1

FOR IMMEDIATE RELEASE

September 8, 2006

For Information Contact:

Bruce Broquet, (907) 868-6660 or bbroquet@gci.com

GCI Presents at Jefferies 4th Annual

Communications Conference September 11, 2006

ANCHORAGE, AK -- GCI (NASDAQ:GNCMA) announced that Ron Duncan, president and chief executive officer, will be presenting at the Jefferies 4th Annual Communications Conference Monday morning, September 11, 2006 at 8:45 a.m. Eastern Time at the Mandarin Oriental in New York.

A live web cast of the event will be accessible at www.wsw.com/webcast/jeff12/gncma/.

GCI is the largest telecommunications company in Alaska. A pioneer in bundled services, GCI provides local, wireless, and long distance telephone, cable television, Internet and data communication services throughout Alaska. More information about the company can be found at www.gci.com.

# # #